UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 8, 2026

Date of Report (date of earliest event reported)

Chime Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42693	46-0925388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 500

San Francisco, CA 94111

(Address of principal executive offices and zip code)

(844) 244-6363

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	CHYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2026, Chime Financial, Inc., a Delaware corporation (“Chime” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Central Service Corporation, an Oklahoma corporation (“CSC”), and Clocktower Merger Sub, Inc., an Oklahoma corporation and a direct, wholly-owned subsidiary of Chime (“Merger Sub”). CSC is the parent company of Stride Bank, National Association. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CSC (the “Merger”), with CSC continuing as the surviving corporation in the Merger. The Merger Agreement was unanimously approved by the board of directors of each of Chime, CSC and Merger Sub.

Upon the terms and subject to the conditions of the Merger Agreement, Chime will acquire CSC for $590 million, subject to customary purchase price adjustments, including deductions in respect of certain transaction expenses incurred by CSC, certain dividends paid by CSC prior to the closing of the transactions contemplated by the Merger Agreement and amounts paid to redeem the outstanding shares of CSC preferred stock. Immediately prior to the effective time of the Merger (the “Effective Time”), all outstanding shares of CSC preferred stock will be redeemed.

The Merger Agreement contains customary representations, warranties and covenants. Among other things, CSC has agreed, subject to certain exceptions, to, and to cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice, from the date of the Merger Agreement until the Effective Time, and not to, and cause its subsidiaries not to, take certain actions prior to the Effective Time without the prior written consent of Chime. CSC has also agreed not to, and to cause its subsidiaries not to, solicit acquisition proposals or participate in discussions concerning, or furnish information in connection with, acquisition proposals. Chime and CSC have also agreed to prepare and file all necessary documentation, and effect all applications, notices, petitions and filings to obtain all necessary actions, nonactions, permits, consents, authorizations, orders, clearances, waivers or approvals for consummation of the transactions contemplated by the Merger Agreement. Chime has further agreed not to acquire, purchase, or otherwise enter into a transaction with any entity if doing so would reasonably be expected to (1) impose a material delay in the satisfaction of, or increase materially the risk of not satisfying, certain conditions to the Merger or (2) prevent or materially delay the consummation of the Merger.

The completion of the Merger is subject to customary conditions, including (1) the approval by the affirmative vote of the holders of a majority of the outstanding shares of common stock of CSC (which approval has been obtained), (2) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency and (3) the absence of any order, injunction, decree, judgment or other legal restraint preventing the consummation of the Merger or the other transactions contemplated by the Merger Agreement or any statute, rule, regulation, order, injunction or decree prohibiting or making illegal the completion of the Merger or any of the other transactions contemplated by the Merger Agreement. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) in the case of Chime’s obligation to complete the Merger, the absence of a material adverse effect on CSC and (d) in the case of Chime’s obligation to complete the Merger, holders of no more than 10% of the outstanding shares of common stock of CSC having elected to exercise any appraisal or similar rights.

The Merger Agreement provides certain termination rights for both Chime and CSC.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Chime, CSC, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Chime, its affiliates or its business, the Merger Agreement and the Merger contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that Chime makes with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 8, 2026, Chime and CSC issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified as being incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 8, 2026, by and among Chime Financial, Inc., Clocktower Merger Sub, Inc. and Central Service Corporation.*

99.1	Joint Press Release of Chime Financial, Inc. and Central Service Corporation, issued on September 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “aim,” “try,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements about the benefits of the proposed transaction between Chime and CSC, including future financial and operating results, statements related to the expected timing of the completion of the transaction, Chime’s plans, objectives, expectations and intentions, and other statements that are not historical facts.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Chime to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized; (2) disruption to Chime’s business as a result of the announcement and pendency of the transaction; (3) the risk that the integration of CSC’s business and operations into Chime will be materially delayed or will be more costly or difficult than expected, or that Chime is otherwise unable to successfully integrate CSC’s businesses into its own, including as a result of unexpected factors or events; (4) the ability by each of Chime and CSC to obtain required governmental and third-party approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Chime after the closing of the transaction or adversely affect the expected benefits of the transaction; (5) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction; (6) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) risks related to management and oversight of the expanded business and operations of Chime following the transaction due to the increased size and complexity of its business; (9) increased scrutiny by, and additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of Chime’s business operations following the transaction, including the fact that, as a result of the transaction, Chime will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended; (10) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Chime before or after the transaction, or against CSC; and (11) general competitive, economic, political and market conditions and other factors that may affect future results of Chime and CSC, including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q. All forward-looking statements in this Current Report are based on information available to Chime and assumptions and beliefs as of the date hereof, and Chime disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIME FINANCIAL, INC.
(Registrant)

Dated: September 8, 2026	By:	/s/ Adam Frankel
Adam Frankel
General Counsel and Corporate Secretary